PRESS RELEASE

China Security & Surveillance Technology Enters into Merger Agreement with Rightmark Holdings Limited and Rightmark Merger Sub Limited

China Security & Surveillance Technology, Inc. (“CSST” or the “Company”) (NYSE: CSR; Nasdaq Dubai: CSR), a leading integrated surveillance and safety solutions provider in the P.R.C., today announced that it has entered into a definitive agreement and plan of merger with Rightmark Holdings Limited (“Parent”), a British Virgin Islands company wholly owned indirectly by Mr. Guoshen Tu, and Rightmark Merger Sub Limited (“Merger Sub”), a Delaware corporation wholly owned by Parent. Mr. Guoshen Tu is the Company’s Chief Executive Officer and the Chairman of the Company’s Board of Directors and beneficially owns approximately 20.9% of the Company’s outstanding shares of common stock (the “Company Common Stock”).

Under the terms of the merger agreement, each share of the Company Common Stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $6.50 in cash without interest, except for (i) shares in respect of which appraisal rights have been properly exercised under Delaware law, and (ii) shares owned by Parent and Merger Sub (including shares to be contributed to Parent by Mr. Guoshen Tu and certain other senior members of the management (collectively, the “Rollover Investors”) pursuant to a rollover agreement between Parent and the Rollover Investors (the “Rollover Agreement”) immediately prior to the effective time of the merger), which will be cancelled without receiving any consideration. The offer represents a 58.5% premium over the closing price as quoted by Bloomberg L.P. on March 7, 2011, the last trading day prior to the Company’s announcement on March 8, 2011 that it had received a “going private” proposal, and a 30.3% premium over the 90-day volume weighted average price as quoted by Bloomberg L.P. as of the same date, on March 7, 2011.

Parent has secured debt facility from China Development Bank Corporation Hong Kong Branch to finance the transactions contemplated by the merger agreement. The Company’s Board of Directors, acting upon the unanimous recommendation of the Special Committee formed by the Board of Directors, approved the merger agreement and resolved to recommend that the Company’s stockholders vote to adopt the merger agreement. The Special Committee, which is composed solely of independent directors unrelated to any of Parent, Merger Sub or any of the management members of the Company, negotiated the terms of the merger agreement.

PRESS RELEASE

The merger contemplated by the merger agreement, which is currently expected to close before the end of the third quarter 2011, is subject to customary closing conditions, including, but not limited to, (i) adoption of the merger agreement by the Company’ stockholders, (ii) the absence of any order or injunction prohibiting the consummation of the merger and (iii) truth and correctness of each party’s representations and warranties at closing. The merger agreement may be terminated under certain circumstances, including, among others, termination by mutual agreement of the parties, termination by either party if the merger is not consummated on or before April 20, 2012 and termination by the Company at any time for any reason on or prior to May 4, 2011, as set forth in the merger agreement. The Company will call a meeting of its stockholders for the purpose of voting on the adoption of the merger agreement as soon as practicable. If completed, the merger will, under laws of the state of Delaware, result in the Company becoming a privately held company and the Company Common Stock would no longer be listed on the New York Stock Exchange or Nasdaq Dubai.

Shearman & Sterling LLP is serving as U.S. legal advisor to the Special Committee. Pillsbury Winthrop Shaw Pittman LLP is serving as U.S. legal advisor to the Company. Bank of America Merrill Lynch is serving as financial advisor to Mr. Guoshen Tu. Skadden, Arps, Slate, Meagher & Flom LLP is serving as U.S. legal advisor to Mr. Guoshen Tu. White & Case is serving as Hong Kong legal advisor and Walkers is serving as BVI legal advisor to China Development Bank Corporation Hong Kong Branch.

Additional Information about the Transaction
The Company will furnish to the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K regarding the transaction, which will include the merger agreement and related documents. All parties desiring details regarding the transaction are urged to review these documents, which are available at the SEC’s website (http://www.sec.gov).

In connection with the proposed merger, the Company will prepare and mail a proxy statement to its stockholders. In addition, certain participants in the proposed transaction will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RIGHTMARK, THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034, telephone: (86) 755-83510888.

PRESS RELEASE

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed merger go forward.

About China Security & Surveillance Technology, Inc.
Based in Shenzhen, China, CSST designs, manufactures, sells, installs, services and monitors electronic surveillance and safety products and solutions, including related software, in China. Its customers are mainly comprised of government, commercial, industrial and education entities. CSST has built a diversified customer base through its extensive sales and service network that includes branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com

Safe Harbor Statement
This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed merger; management plans relating to the merger; the expected timing of the completion of the merger; the parties’ ability to complete the merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as ‘will,’ ‘believes,’ ‘expects’ or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (‘SEC’), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov

PRESS RELEASE

For further information, please contact:
Company Contact:
Stacy Yan
China Security & Surveillance Technology, Inc.
Tel: +86-755-8351-5634
Email: ir@csst.com

Investor and Media Contact:
Patrick Yu, Fleishman-Hillard Hong Kong
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com